         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM SB-2/A
                         Amendment No. 2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CROSSNET VENTURES, INC.
        (Name of small business issuer in its charter)

NEVADA                                      98-0218023
------------------------------              ----------------------
(State or jurisdiction of                   (I.R.S. Employer
incorporation or organization)              Identification Number)

Bruce Elliot, President
810 Peace Portal Drive, Suite 201,
Blaine, WA 98230                           SEC File No.: 333-36906
------------------------------------------               ---------
(Name and address of principal executive offices, principal place of business)

Registrant's telephone number, including area code: 360-332-1752

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement..

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                    |__|

                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
TITLE OF EACH                 PROPOSED   PROPOSED
CLASS OF                      MAXIMUM    MAXIMUM
SECURITIES                    OFFERING   AGGREGATE   AMOUNT OF
TO BE        AMOUNT TO BE     PRICE PER  OFFERING    REGISTRATION
REGISTERED   REGISTERED       UNIT (1)   PRICE (1)   FEE (1)
--------------------------------------------------------------------------
Common Stock 2,500,000 shares $1.50      $3,750,000  $1001.25
--------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                      Michael A. Cane, Esq.
                 2300 W. Sahara Blvd., Suite 500
                      Las Vegas, NV 89102
                        (702) 312-6255
                 Agent for service of process

The information contained in this document is subject to completion or amendment. A registration statement relating to the securities being sold has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

           SUBJECT TO COMPLETION, Dated January 25, 2001

                            PROSPECTUS

                      CROSSNET VENTURES, INC.
                         2,500,000 SHARES
                           COMMON STOCK
                         ----------------

We are offering to sell 2,500,000 shares of our common stock at an offering price of $1.50 per share. This is the initial public offering of shares of our common stock and will proceed for a period of 60 days. Our board of directors, however, reserves the right to extend this offering for an additional 60 day period upon a majority vote.

Our common stock is presently not traded on any market or securities exchange.

-----------------------------------------------------------------------

                                                   Proceeds before
               Offering Price   Commissions        Expenses
               --------------   -----------        ---------------
Per Share      $1.50            $0.00              $1.50

Total          $3,750,000       $0                 $3,750,000

-----------------------------------------------------------------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We do not presently have any agreement with any underwriter and we are offering this common stock on a self-underwritten basis without any minimum or maximum purchase requirements. Management may enter into an underwriting agreement for this offering at a later date.

        The Date Of This Prospectus Is: January 25, 2001

                      TABLE OF CONTENTS
                                                                   PAGE
Summary ...........................................................   3
Risk Factors ......................................................   4
     If Social Or Political Conditions In India Change,
       Our Business Operations May Be Adversely Affected...........   4
     If We Are Unable To Attract Users To Our Web Site,
       Our Business, Financial Condition And Results Of Operations
       Will Be Harmed .............................................   4
     Because We Have Only Recently Commenced Business Operations,
       We Face A High Risk Of Business Failure.....................   5
     Because We Are Still Developing Our Web Site,
       We Expect Our Losses To Continue ...........................   5
     If We Do Not Obtain Additional Financing,
       Our Business May Fail ......................................   5
     If We Become Subject To Burdensome Government Regulations
       Affecting The Internet, Our Business Could Be Adversely
       Affected ...................................................   6
     If We Become Subject To Claims Regarding Foreign Laws
       And Regulations, Our Business May Be Adversely Affected ....   6
     If A Market For Our Common Stock Is Developed,
       Our Stock Price May Be Volatile ............................   6
     If The Telecommunications Infrastructure In India Is Not
       Improved, Our Business Will Be Limited In It's Growth ......   7
Use of Proceeds ...................................................   7
Determination of Offering Price ...................................   8
Dilution ..........................................................   8
Selling Shareholders ..............................................   9
Plan of Distribution ..............................................   9
Legal Proceedings .................................................  10
Directors, Executive Officers, Promoters and Control Persons ......  10
Security Ownership of Certain Beneficial Owners and Management ....  12
Description of Securities .........................................  13
Interest of Named Experts and Counsel .............................  14
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities ......................................  14
Organization Within Last Five Years ...............................  15
Description of Business ...........................................  15
Plan of Operations ................................................  26
Description of Property ...........................................  30
Certain Relationships and Related Transactions ....................  30
Market for Common Equity and Related Stockholder Matters ..........  31
Executive Compensation ............................................  32
Financial Statements ..............................................  36
Changes in and Disagreements with Accountants .....................  37
Available Information .............................................  37

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              SUMMARY

Our Business and Business Strategy

Our business plan is to develop and market an Internet portal web site that will focus on the worldwide Indian community who have access to the Internet. Our web sites will be designed to include unique content of interest and relevance to members of the Indian
community.    The address of our web site will be IndiaAt.com.  We
have only recently formulated our business plan and commenced the
development of our web site.   Our business operations are therefore
in the start-up phase and we have yet to earn any revenues. We are offering shares of our common stock through this offering in order to finance the implementation of our business plan to develop the IndiaAt.com web site into a commercially viable and profitable Internet business.

Our objective is to establish our web site as the premium Internet portal for the resident and non-resident Indian community, charging a subscription fee to members. We plan to, market our web site to advertisers and electronic commerce marketers plus earn additional revenues from advertising and electronic commerce transactions.

               -----------------------------------

We were incorporated as a Nevada corporation on November 10, 1998 and then acquired our business plan in September 1999 from Mr. Bruce
Elliott, our president and one of our directors.   On October 30,
2000, our shareholders met and approved a change of our name to IndiaAt Corporation. However, the name change has not been completed as yet by the appropriate filings with the Nevada secretary of state. Our principal executive offices are located at 810 Peace Portal Drive, Suite 201, Blaine, WA 98230. Our telephone number is 360-332-1752. Our under-construction web site is located at www.indiaat.com.

                            RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

If Social Or Political Conditions In India Change, Our Business
Operations May Be Adversely Affected

We expect to establish our web site operations in India and to derive a substantial portion of our revenues from the domestic Indian market. Social and political conditions in India are more volatile than in more developed countries. Historically, volatility has been caused by:

1. significant governmental influence over many aspects of local economies;
2.    political uncertainty;
3.    unexpected changes in regulatory requirements;
4.    slow or negative growth;
5.    imposition of trade barriers.

We may not be able to develop and expand our business in accordance with our business plan if unforeseen political and social changes in India impact on the use of the Internet in India, the ability of companies to provide Internet services in India and the overall
growth of the Indian economy.   We have no control over these
matters. Volatility resulting from these matters may decrease our ability to expand our web site operations in India, adversely affect Internet availability to Indian consumers, create uncertainty regarding our operating climate and adversely affect our customers' advertising budgets. All of which may adversely impact our business.

If We Are Unable To Attract Users To Our Web Site, Our Business,
Financial Condition And Results Of Operations Will Be Harmed

We will not be able to earn revenues unless we are successful in attracting users to our web site. Our web site operations are presently in the development stage and we have not launched our web sites in the public market. Accordingly, we presently do not have any brand name recognition among consumers. We plan on initiating marketing efforts to establish brand recognition for our web site in order to attract users to our web sites once our web sites are accessible to the public. Our success in marketing our web site will depend on our success in providing high quality content, features and functionality. We will also have to continually improve the responsiveness, functionality and features of our web sites and develop products and services that are attractive to users and advertisers. If we fail to promote our web site successfully or if visitors to our network or advertisers do not perceive our services to be of high quality, then we will not be able to attract users to our web sites or achieve projected usage or revenues. This would have an adverse effect on our business, financial condition and results of operations.

Because We Have Only Recently Commenced Business Operations, We Face A High Risk Of Business Failure

We were incorporated in November 1998, but only acquired our business plan in September 1999. We commenced business operations in December 1999. We are presently in the process of establishing our web site operations. Our web site is not yet fully operational or accessible to the public and we have not yet earned any revenues. Accordingly, we have only a limited operating history with which to evaluate our business. You should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability or inability to:

1. establish awareness of our web site with the Indian community;
2. generate content of interest and relevance to the Indian community;
3. attract a large number of advertisers from a variety of industries who are prepared to advertise on our web sites;
4. convince new users to pay a subscription fee to access our web pages;
5.    establish relationships with electronic commerce marketers;
      and
6.    respond effectively to competitive pressures.

If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be adversely affected and our business may fail.

Because We Are Still Developing Our Web Site, We Expect Our Losses To
Continue

To date, we have not been profitable or made any income whatsoever. As of December 31, 1999, we had an accumulated deficit of approximately $58,810. While we continue to work on the development of our web site, we expect to incur increased operating expenses and thus significant losses until operating revenues can be earned. If we are not able to generate significant revenues from our web site operations, then we will not be able to achieve profitability.

If We Do Not Obtain Additional Financing, Our Business May Fail

Our business plan calls for increased expenses associated with the development and marketing of our web site operations. We anticipate that revenues from operations will initially be insufficient to cover these expenses. Accordingly, we are likely to have substantial additional capital requirements after this offering is complete, and we can provide no assurance that such funding will be available if and when needed. Obtaining additional financing will be subject to a number of factors, including:

1.    market conditions;
2.    our operating performance; and
3.    investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise additional capital, we may not be able to implement our business plan and our business may fail.

If We Become Subject To Burdensome Government Regulations Affecting The Internet, Our Business Could Be Adversely Affected

To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues that include:

1.    sales and other taxes;
2.    user privacy;
3.    pricing controls;
4.    characteristics and quality of products and services;
5.    consumer protection;
6.    cross-border commerce;
7.    libel and defamation;
8.    copyright, trademark and patent infringement; and
9. other claims based on the nature and content of Internet materials.

If We Become Subject To Claims Regarding Foreign Laws And
Regulations, Our Business May Be Adversely Affected

Because we will have employees, property and business operations in a number of countries, we may be subject to the laws and the court systems of a number of different jurisdictions. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. Accordingly, any of the foregoing could have an adverse effect on our business, financial condition and results of operations.

If A Market For Our Common Stock Is Developed, Our Stock Price May Be
Volatile

There is currently no market for our common stock and we can provide no assurance that a market will develop at a later date. If a market later develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

1. actual or anticipated variations in our results of operations;
2.    our ability or inability to generate new revenues;
3.    increased competition; and
4. conditions and trends in the Internet and electronic commerce industries.

Further, we anticipate that our common stock may be traded on the
Nasdaq OTC Bulletin Board.   Companies traded on the OTC Bulletin
Board have traditionally experienced extreme price and volume fluctuations. There is no assurance that our common stock will be traded on the OTC Bulletin Board. If our common stock is traded on the OTC Bulletin Board, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating
performance.   These market fluctuations, as well as general
economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If The Telecommunications Infrastructure In India Is Not Improved, Our Business Will Be Limited In It's Growth

Access to the Internet requires a relatively advanced telecommunications infrastructure. The telecommunications infrastructure in many parts of India is not as well-developed as in the United States or other countries. The quality and continued development of the telecommunications infrastructure in India will have a substantial impact on our ability to deliver our services and on the market acceptance of the Internet in India in general. If further improvements in the Indian telecommunications infrastructure are not made, the Internet will not gain broad market acceptance in India. If access to the Internet in India does not continue to grow or grows more slowly than we anticipate, our business, financial condition and results of operations will be adversely affected.


Forward-Looking Statements
--------------------------

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under this section entitled Risk Factors.

This prospectus contains market data related to our business and the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

1.    no catastrophic failure of the Internet will occur;
2. the number of people online and the total number of hours spent online will increase significantly over the next five years, especially in India;
3. the value of online advertising dollars spent per online user hour will increase;
4.    the download speed of content will increase dramatically; and
5. Internet security and privacy concerns will be adequately addressed.

If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by our market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made.

                         USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $3,325,000 US, if the maximum numbers of shares are sold, after deducting offering expenses.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the development of our IndiaAt.com Internet portal business. As of the date of this prospectus, we have not made any specific expenditure plans with respect to the proceeds of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering. We may use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, services or products; however, we currently have no commitments or agreements with respect to any such transactions. Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities. No part of the proceeds of this offering are expected to be used to discharge any indebtedness.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.

We anticipate that the net proceeds from the offering will be sufficient to meet our financial requirements for only a short period of time. Accordingly, we anticipate that we will require substantial additional capital to fund our contemplated business plan in the near future.

We expect the proceeds from this offering applied toward working capital to be used as follows:

General Working Capital                         $   800,000
Portal / Hosting Development (V. 2.0.)          $   750,000
Purchase of Content                             $   775,000
Marketing / Sales                               $ 1,000,000
-----------------------------------------------------------
Total proceeds                                  $ 3,325,000


We anticipate expenses associated with the offering, including legal, accounting and stock transfer agent expenses, will be approximately $50,000 US.


                  DETERMINATION OF OFFERING PRICE

The $1.50 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.


                             DILUTION

Our net tangible book value as of December 31, 1999 was approximately $635,190, or $0.064 per share of our common stock. Net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the issuance and sale of the shares of common stock offered by us and after deducting the estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 1999 would have been $4,345,190, or $0.348 per share. This represents an immediate increase in net tangible book value of

$0.284 per share to existing stockholders and an immediate dilution of $1.152 per share to new investors purchasing shares in this offering.

The following table illustrates the pro forma per share dilution assuming the maximum number of shares offered is sold.

-------------------------------------------------------------------------

Public offering price                                     $1.50 per share
(before deduction of offering expenses)

Net offering proceeds                                     $3,710,000
(after deduction of offering expenses)

Net tangible book value per share on December 31, 1999    $0.064 per share

Increase in net tangible book value per share             $0.284 per share
attributable to this offering

Performa net tangible book value per share at
December 31, 1999                                         $0.348 per share

Dilution per share to new investors                       $1.152 per share

Dilution as a percentage                                  76.8%

-------------------------------------------------------------------------


                         SELLING SHAREHOLDERS

There are no selling shareholders in this offering of common stock. All stock will be sold by CrossNet.

                         PLAN OF DISTRIBUTION

The following officers and/or directors are selling the common stock being offered through this prospectus:

--------------------------------------------------------------------
|  Name of Officer/Director | Position                             |
|  ------------------------ | ---------                            |
--------------------------------------------------------------------
|  Bruce Elliott            | President, Chief Executive Officer   |
|                           | and Director                         |
--------------------------------------------------------------------
|  Yogesh Parekh            | Chief Operating Officer and Director |
--------------------------------------------------------------------
|  Jost Steinbruchel        | Director                             |
--------------------------------------------------------------------


In order to make the necessary sales, these officers and directors plan to directly contact selected individuals and entities with whom they have a prior relationship and whom they believe will have an interest in the offering. We will not pay any commission on any sales of any shares by our officers and directors. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Crossnet Ventures, Inc. by cashier's or certified check.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be returned by us to the subscriber.


                       LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara
Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of January 15, 2001 are as follows:

Directors:

Name of Director              Age
-------------------           ---
Bruce Elliott                 51

Yogesh Parekh                 38

Howard Thomson                54

Logan Anderson                45

Jost Steinbruchel             60


Executive Officers:

Name of Officer               Age     Office
-------------------           ---     ------
Bruce Elliott                 51      President and Chief Executive Officer

Yogesh Parekh                 38      Chief Operating Officer

Howard Thomson                54      Chief Financial Officer,
                                      Secretary and Treasurer

The following information sets forth the names of our officers and directors, their present positions, and certain of their biographical information.

Bruce Elliott is our president and chief executive officer and is a
member of our board of directors.   Mr. Elliott was appointed to our
board of directors on October 30, 1999. Mr. Elliott was appointed as our president and chief executive officer on November 1, 1999. Mr. Elliott is the founder and executive director of the WorldWide Web Institute International, a company that provides global Internet training and consulting. Mr. Elliott has been the chief executive officer of the World Wide Web Institute International from 1997 to present. The World Wide Web Institute International is an Internet training and consulting organization in Asia with 22 locations operational in India and Malaysia. The WorldWide Web Institute International was recently granted status as a Microsoft e-commerce
knowledge partner in India.   Mr. Elliott is also a co-founder of
Internet ProLink, a large Swiss based Internet access provider. Mr. Elliott was chief operating officer of Internet ProLink from 1995 to 1998. Internet ProLink was acquired by PSInet, a large American Internet service provider, in 1998.

Yogesh Parekh is our chief operating officer and is a member of our board of directors. Mr. Parekh was appointed to our board of directors on January 24, 2000. Mr. Parekh has been our chief operating officer since January 24, 2000. Mr. Parekh was a partner at Ad Factors, an advertising agency in India, a position from which he resigned in November 2000.  Mr.
Parekh co-founded Ad Factors in March 1985.   Ad Factors is a large
financial ad agency in India.   Prior to joining Ad Factors, Mr.
Parekh was a partner in Sky-Ads, an advertising and marketing business, from March 1983 to March 1985.

Howard Thomson is our chief financial officer, secretary and treasurer and is a member of our board of directors. Mr. Thomson was appointed to our board of directors on November 11, 1998. Mr. Thomson has been our chief financial officer, secretary and treasurer since November 11, 1998. Mr. Thomson was employed from 1981 to 1998 in senior management positions with the Bank of Montreal, including 7 years as Branch Manager (1981-1986 and 1991-1993), 4 years as Regional Marketing Manager (1986-1990) and 5 years as Senior Private Banker (1994-1998). Mr. Thomson retired from the Bank of Montreal in 1998. Mr. Thomson resided in London, England prior to joining the Bank of Montreal and was employed by the National Westminster Bank in England for 13 years. Mr. Thomson was a director of Skinvisible, Inc., a publicly reporting company from April 3, 1998 to August 1, 2000. Skinvisible, Inc. developed and is marketing an anti-bacterial skin care product and has its common stock traded on the OTC Bulletin Board. Mr. Thomson has also been and continues to serve as a director and the secretary and treasurer of Worldbid Corporation, a publicly reporting company, since February 15, 1999.

Logan B. Anderson is a member of our board of directors. Mr. Anderson was appointed a director of CrossNet on November 11, 1998 and was our president from November 11, 1998 to November 1, 1999.
Mr. Anderson graduated in 1977 from Otago University, New Zealand, with a bachelor's degree of commerce in accounting and economics. He is an associated chartered accountant in New Zealand and was employed by Coopers & Lybrand in New Zealand from 1977 to 1980 and in Canada from 1980 to 1982. From 1982 to 1992, Mr. Anderson was comptroller of Corhart Management Group, Inc., a management service company that was responsible for the management of a number of private and public companies. Mr. Anderson has been principal of several private financial consulting service companies since 1993, including Amteck Financial Services Corp. from 1993 to 1996; International

Distribution Corporation from 1996-1999;
and Amteck Management (Bermuda) and Amteck Financial Consultants Inc. from 1999 - present. Mr. Anderson has been an officer and director of a number of private and public companies in the past 12 years, including PLC Systems, Inc. and 3D-Systems Inc. Mr. Anderson is also a director and the president of Worldbid Corporation, a publicly reporting company.

Jost Steinbruchel is a member of our board of directors. Mr. Steinbruchel was appointed to our board of directors on October 30, 1999. Since 1984, Mr. Steinbruchel has operated his own company, ULI FINANCE S.A., in Geneva, Switzerland specializing in financial engineering in international trade throughout a wide network of banking relations, principally in Europe, China, Australia and Africa. Previously, he spent 20 years of his professional career as an executive in international banking with Lloyds of London, Citicorp and Credit Suisse. Mr. Steinbruchel has a law degree from Sorbonne, Paris. Mr. Steinbruchel is also a director of Skinvisible, Inc, a publicly reporting company.

Term of Office

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 15, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                       Percentage of Common
                                                       Stock Beneficially Owned
               Name and Address    Amount and Nature   Prior to           After
Title of Class of Beneficial Owner of Beneficial Owner Offering        Offering
-------------- ------------------- ------------------- --------        --------
Common Stock    Bruce Elliott        3,000,000 shares    29.30%         23.77%
                Director, President    150,000 options
                Chief Executive Officer
                4, Rue Des Barques
                4207, Geneva,
                Switzerland

Common Stock    Yogesh Parekh        2,000,000 shares    20.47%         16.60%
                Director,              200,000 options
                Chief Operating
                Officer
                233 North Palo Cedro Drive
                Diamond Bar, CA  91765

Common Stock    Howard Thomson         150,000 shares     2.33%          1.89%
                Director, Secretary    100,000 options
                and Treasurer
                1521 Purcell Drive
                Coquitlam, BC  V3E 3B6

Common Stock    Logan Anderson       1,800,000 shares    18.14%         14.72%
                Director               150,000 options
                P.O. Box 1998G
                Seven Mile Beach
                Grand Cayman, BWI

Common Stock    Jost Steinbruchel      700,000 shares     7.44%          6.04%
                Director               100,000 options
                Rue de l'Arquebuse 8
                Case Postale 5359
                1211 Geneva, Switzerland, 11

Common Stock    All Officers and
                Directors            7,650,000 shares    77.67%         63.02%
                as a Group             700,000 options
                (5 persons)
-----------------------------------------------------------------------------


Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person. I If, for example, persons share the power to vote or the power to dispose of the shares, they may be deemed to beneficially own those shares as well. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as the information is provided. An example of this would be the right to acquire shares upon exercise of an option. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person and only such person by reason of these acquisition rights.
As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at January 15, 2001.

As of January 15, 2001, there were 10,000,000 shares of our common stock issued and outstanding. In addition, there were 750,000 shares subject to options exercisable within 60 days of the date of this registration statement. Thus, all percentage calculations in this table are based on 10,750,000 outstanding shares.


                    DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our capital stock is not complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of January 15, 2001, there were 10,000,000 shares of our common stock issued and outstanding that were held by approximately 21 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Sarna & Company, independent certified accountants, audited the financial statements and presented their report with respect to the audited financial statements. Sarna & Company's report was given upon their authority as experts in accounting and auditing.


 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                         ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

               ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated as a Nevada corporation in November 1998. We commenced operations in September 1999 when we acquired our business plan from Mr. Bruce Elliott, our President and one of our directors. We completed a $650,000 private placement in December 1999 to fund the commencement of our business operations.

Our former president, Logan Anderson, was also our sole promoter upon our inception. Other than the purchase of his stock and the consulting agreement described below, Mr. Anderson has not entered into any agreement with us in which he is to receive or provide any thing of value.

The services of Mr. Logan Anderson, a member of our board of directors, are provided pursuant to a consulting agreement dated January 1, 2000, as extended by an extension agreement dated
January 1, 2001. The services provided to us by Mr. Anderson include advising our management on our business and financial affairs and advising our management on our overall corporate direction. Mr. Anderson is required to devote approximately 15% of his business time to our business until such time as our positive working capital equals or exceeds $750,000, at which time Mr. Anderson has agreed to devote approximately 50% of his business time to our business. We currently pay Mr. Anderson a consulting fee of $1,000 per month.
This consulting fee will increase to $5,000 per month upon Mr. Anderson being required to devote 50% of his business time to our business. Mr. Anderson's consulting agreement has been extended for an additional two-year term expiring January 1, 2003.
We may terminate this consulting agreement at our option at any time upon payment to Mr. Anderson of an amount equal to the greater of $30,000 or an amount equal to six times Mr. Anderson's consulting fee at the date of termination.

Mr. Anderson paid a purchase price of $0.001 per share for each of the 3,800,000 shares issued to him on July 24, 1999. Mr. Anderson later transferred 2,000,000 shares to Mr. Yogesh Parekh, a director and our chief operating officer, at a price of $0.001 per share.


                   DESCRIPTION OF BUSINESS

Our business plan is to develop and market an Internet web site business for the worldwide Indian Internet community through our IndiaAt.com Internet address. We have only recently formulated our business plan and commenced our business. Our business operations are in the start-up phase and we have yet to earn any revenues. We are offering shares of our common stock through this offering in order to finance the implementation of our business plan to develop the IndiaAt.com web site into a commercially viable and profitable Internet web site.

We are proposing to develop our web site as an Internet portal site that will focus on the needs of persons in the worldwide Indian community with access to the Internet. We believe that there is a significant market opportunity as the on-line needs of the Indian community have not been met by current Internet businesses.

Our web site will be designed to include unique content of interest
and relevance to members of the Indian community.    Our objective is
to establish our web site as the premium Internet portal for products, services and information of interest to the worldwide
Indian community.   We spent $12,964 on research and development
activities for the year ended December 31, 1999 and nothing from our inception date of November 10, 1998 to December 31, 1998,

We plan to charge subscription fees to members of the Indian
community who use our web site.   We will develop our web site in a
format that will enable us to market the site to advertisers and electronic commerce marketers. Our objective is to earn additional revenues from advertising on our web site and from electronic commerce transactions.

INDUSTRY BACKGROUND

Growth of the Internet and the World Wide Web

The Internet and the World Wide Web are experiencing dramatic growth in terms of the number of users. The growth in the number of web users and the amount of time users spend on the web is being driven by the increasing importance of the Internet as a communications medium and an information resource and a sales and distribution channel. As Internet usage continues to grow, advertisers and electronic commerce marketers are increasingly using the web to locate customers, advertise and facilitate transactions.

Growth of Online Electronic Commerce

The Internet is dramatically affecting the methods by which consumers and businesses are buying and selling goods and services. Electronic commerce offers the opportunity to establish new competitive standards by expanding distribution channels, integrating internal and external processes and offering a cost-effective method of providing products and services. The Internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers and businesses with a broad selection of products and services, increased pricing power and unparalleled convenience. As a result, a growing number of parties are transacting business on the Internet.

Advertising on the Internet

The Internet allows advertisers to more precisely target desired audiences while tracking impression levels, user demographics and effectiveness of advertisements. As a result, a growing number of businesses are marketing their products and services on the Internet.

Internet Portals

Internet portals are networks of web sites that are organized around a central home page. The home page of the portal site generally includes access to Internet directories and search engines as well as added commodity tools such as weather, news feeds, stock quotes and personal home pages. Internet directories list web sites by specific topics of interest and contain links to these sites. Search engines capture, store and index web site information in order to retrieve web site listings in response to a user's inquiry.

Internet sub-portals are networks of web sites which are focused on specific subjects or areas of interest and are linked to the principal Internet portal site. Users can access sub-portals through the portal's home page or directly from search engines, Internet directories or links from other sites.

The advantage of Internet portals to users is that these portals provide users with basic information and static links to a broad variety of topics. However, because most portals have many similar tools and features and provide limited content, there is very little differentiation between existing Internet portals.

The Indian Internet Community

Asia represents one of the fastest growing Internet usage markets in the world. More particularly, we believe that Internet usage in India is on the verge of dramatic growth. Internet usage in India doubled in 1998.

We anticipate that the number of Indian people using the Internet will expand dramatically now that the government has allowed private Internet service providers to commence business inside the country. In addition, there are approximately 25,000,000 non-resident Indians living abroad, of which approximately 20% are computer literate and connected to the Internet.

Our Market Opportunity

We believe that now is an opportune time to develop and market an Internet portal business focused on the resident and non-resident
Indian on-line community for the following reasons:

1. The number of Internet users in the domestic and non-resident Indian communities is rapidly increasing. Internet usage in India is dramatically increasing and is anticipated to grow faster than in developed nations over the next several years.
Accordingly, there is a significant opportunity to offer
Internet services to this new on-line community;

2. While there has been a dramatic growth in the number of on-line Indian Internet users, the vast majority of existing Internet web sites remain focused on the English speaking markets and the domestic and non-resident Indian communities have been under-serviced by existing Internet based businesses. Accordingly, we believe there is an unmet market demand from the on-line Indian community;

3. There has yet to emerge a dominant Internet portal business focused on the Indian community. Accordingly, we perceive there exists the opportunity to become one of the first companies to develop an Internet portal business focused on the Indian community;

4. An on-line community focused on the Indian population will offer businesses and advertisers the ability to directly reach the Indian community, with the results of improved advertising efficiency and improved likelihood of successful sales. We perceive that there is a demand from advertisers and electronic commerce marketers to reach the Indian community through the Internet that is presently not being met by existing Internet
Web sites. Accordingly, we perceive there exists the opportunity to earn significant advertising and electronic commerce revenues from an Indian portal business that is successful in targeting the Indian community.

Our Business Plan

Our objective is to develop a web site that will be the largest vertical Internet consumer portal for both the domestic and non-resident Indian communities. Our plan to accomplish this objective is comprised of the following components:

1. The first component of our business plan will be to develop the web site. We plan to include content of interest and relevance to the Indian community that is not presently available on the Internet in an organized and accessible format. We will also target the Indian expatriate community by tailoring the content of our site such that it is oriented for the tastes and interests of this on-line community.

2. The second component of our business plan calls for the marketing of our site in order to attract Internet users from the Indian community. We will attempt to attract users who will pay a subscription fee in order to access the information, products and services on our site. In order to achieve this objective, we will have to successfully convince new users that the content of our web site is sufficiently unique and of value to justify the commitment by the user to pay a subscription fee.

3. The third component of our business plan is to capitalize on the usage of our web site by the Indian community in order to earn revenue from advertisers and electronic commerce activities placed on the site.

Development of Our Web Site

We plan to develop our Internet portal web site to be a forum for members of the Indian on-line community to access products, information and services. In the first phase of our development, we are planning to develop a central home page and a series of sub-portal pages on the following topics of interest to the Indian community:

1.    music,
2.    religion and scripture,
3.    alternative medicine,
4.    books/publications,
5.    food and entertainment.

We plan to develop additional sub-portal web site pages for the following topics of interest once the web site pages comprising the first phase of our development plan are operational:

1.    Indian matrimonial service,
2.    information services,
3.    astrology,
4.    directory of non-resident Indians,
5.    financial news and trade exchange.

We will structure our web site such that each topic area will have two levels of access. The first level of access will be available at no cost to our subscribers and the second level of access will offer premium services at a cost to users, including access to the electronic commerce features of our site.

We plan to generate revenue from each of our services. To accomplish this, we will charge subscription fees to our users and offer electronic commerce services. In keeping with our objective of making each topic area service a stand-alone web site, we will develop each service into a portal of its own. To accomplish this we will have:

1. one product manager and one content manager for each such sub-portal;

2. a single web master overseeing all operations of the portal and any sub-portals;

3.    a market manager for marketing subscriptions.

Our web site will be presented in all major Indian languages and with a very specialized Indian culture bias. Our objective is to ensure that we deliver the unique content to the Indian community they demand and which is not available from competitors. In order to achieve this objective, we plan to design our site to incorporate the following features:

1. customized global, regional and local content covering a variety of topics in principal Indian languages;

2. a broad range of Indian language community features such as chat areas, bulletin boards, personal and classified ads, that would allow users to interact with each other;

3. easy to use interfaces and consistent navigation experiences that facilitate usage by the growing number of Indian on-line users who will be using the Internet for the first time;

4. search capabilities that can be customized by country, region and/or language;

5. sophisticated electronic commerce capabilities to facilitate electronic commerce transactions between our users and electronic commerce marketers.

Web Site Structure And Development

We plan to develop our web site using a portal web site structure where one central page leads the user to various other web pages containing information, services and products of interest. Users will be directed to our home page at our www.IndiaAt.com web site. From our home page, users will then be able to access our various sub-portal pages as they are developed. Users will also be able to access each sub-portal independently without going through our home page.

First Phase of Our Web Site Development

We plan to focus on development of each of the following sub-portals in our first stage of development:

1.    IndiaAtMusic.com/e-Sanjeet.com.
      -------------------------------

We plan to develop a specialized sub-portal for Indian music that will provide content on a broad range of music from pure classical music to popular Indian film music. We plan to enter into distribution agreements with producers of Indian music in order that we can offer Indian music in an "MP3" format from our site.

There has recently been a growing interest in Indian music,
particularly in Indian pop music.   While some music companies
are offering a few clips of music via their web sites, there appears to be no Internet web site dedicated to distribution of Indian music on the Internet. We plan to seek distribution agreements with smaller Indian music companies who have the quality of music, but do not have the distribution reach to market their music products or are not themselves able to distribute their music on the Internet. We will be required to negotiate distribution agreements with these music companies for the right to sell their music to our users via our web site.

We are proposing to generate revenues from this sub-portal from the following activities:

a. advertising fees charged to music companies that will pay for promoting their products on our sub-portal;

b. commissions generated on actual sales of music completed through our web sites via distribution arrangements with music companies;

c. advertising and other fees from artists and musicians who will pay for marketing their music on our site.

2.    IndiaAtReligion/e-Bhagwan.com.
      ------------------------------

We plan to develop a sub-portal that will focus on Indian religion. This sub-portal would include content on Indian religion with its Apex trinity, namely Brahma, Vishnu and Sheba. Additional topics will include Indian rituals, scriptures, tantra, mantra and yantra, and other Indian religious subjects. The objective of this sub-portal would be to attract Indian users who desire Indian religious experience and enlightenment, but do not have access to traditional daily Indian religious
rituals.    We anticipate that this sub-portal would focus on
non-resident Indians who do not have the opportunity to engage in traditional Indian religious rituals in their present communities.

We are proposing this sub-portal would earn revenue generated from the following activities:

a. Payments from religious foundations who want to fund such a site for propagation of Indian religious precepts;

b. Payments from temple trusts who want to promote their unique services for specific religious deities;

c. Payments from Indian devotees who want to visit temples and perform rituals on-line through the Internet;

d. Commission from sales of devotional material, like joss and incense sticks, holy books and religious artifacts completed between our users and electronic commerce marketers via our web sites.

3.    IndiaAtHealth.com/e-Ayurved.com.
      --------------------------------

We plan to develop a sub-portal devoted exclusively to Indian alternative medicine systems known as "Ayurveda". Indian herbal medicine, known as "Ayurveda", has a huge following because of its perceived natural effectiveness and perceived lack of side effects. There is presently no organized system for distribution, sales and delivery of Indian herbal medicine.

This sub-portal would be focused on Indians residing outside of India who do not have access to the manufacturers and distributors of traditional Indian herbal medicine.

We anticipate this portal would generate revenues from the following activities:

a. advertising fees and sales commissions from manufacturers of Indian herbal medicines;

b. fees charged to our users who pay for consultations and information via our web site;

c.    fees charged to universities who are prepared to conduct
      Internet courses on Indian herbal medicine via our web site;

d. fees charged to Indian herbal medicine doctors who want to expand their practice via the Internet by using our web site.

4.    IndiaAtBooks/e-Kitaab.com.
      --------------------------

We plan to develop a sub-portal dedicated to the Indian books and publication industry. This industry is very vast, but has not developed distribution channels on the Internet to the extent that has been developed in North America and Europe for English speaking books and publications. The rapid expansion in the Internet has largely ignored publications in principal Indian languages and which originate from India.

We plan to generate revenues from this sub-portal from various book and magazine publishers who are able to sell books and magazines to our users via our web site.

5.    IndiaAtFood/e-Khana.com
      -----------------------

We plan to develop a sub-portal dedicated exclusively to Indian food. Indian food is gaining popularity worldwide. Content for this sub-portal will include recipes and information on methods of preparation, utensils, ingredients and cooking appliances for various forms of cooking practices in India. We believe that this sub-portal will be in demand due to the gaining increase in the worldwide popularity of Indian food and the fact that there appears to be little content on Indian food on the Internet at present.

We plan to generate revenues from this sub-portal from the following activities:

a. Commissions on videos and books on Indian cooking sold through our web site;

b. Commissions from Indian cuisine appliance manufacturers who market and sell their products via our web sites.

6.    IndiaAtFilm/e-filmiduniya.com.
      ------------------------------

We plan to develop a sub-portal devoted to the Indian film industry that is the largest in the world in terms of size and
number of films made per year.   To date, and to our knowledge,
no one has attempted to market and distribute Indian films over the Internet. Accordingly, we perceive a sizable market opportunity due to the popularity of Indian films.

We plan to develop the sub-portal as an electronic film magazine with news, views, clips on promotions, productions and star fan clubs. We also plan to develop the sub-portal to offer business-to-business possibilities. We believe that there are large business-to-business possibilities in view of the fact that the government of India has only recently declared the Indian film industry an "Industry". Due to the Indian regulatory regime, the Indian film industry has to date been extremely unorganized and unregulated with no access to public, institutional or bank funds. Accordingly, we perceive there is a large opportunity to use our sub-portal for business-to-business transactions.

We plan to generate revenues from this sub-portal through the following activities:

a. commissions from film producers and distributors whose films and videos are sold to our users via our web site;

b. commissions from sales of magazines, videos and CD's which are sold via our web site.

7.    Indian News and Television.
      ---------------------------

We plan to develop a portal for Indian news and local information. This sub-portal will be divided into a network of sub-portals addressing principal Indian cities and regions such as IndiaAtDelhi, IndiaAtMumbaai, IndiaAtCalcutta. It will also address specific Indian areas of interest such as
IndiaAtTechnews, IndiaAtTechjobs.   We plan to use this sub-
portal as a key element of our strategy to charge users subscription fees for access to our site.


Second Phase of Our Web Site Development

During the second phase of our web site development, we plan to develop the following sub-portals:

Internet Site           Description
-------------           -----------
E-Bazar.com             A trading web site for Indian goods and services
E-Vanijyabazar.com      A web site for the Indian financial and investment
                        market.
E-Pathshala.com         An Internet school and learning resource for Indian
                        students.
E-Vdesi.com             An Internet directory of Indians and Indian businesses,
                        in the format of a Yellow Pages directory.
E-Jyotish.com           A web site dedicated to Indian astrology.
E-Shadi.com             A web site dedicated to Indian matrimonial services.
E-Watan.com             A web site dedicated to Indian information.
E-Dann.com              A web site dedicated to Indian development through
                        donations

The sub-portal sites to be developed in our second phase of operations are subject to the successful implementation of the sub-portals to be developed in our first phase of operations and will be subject to obtaining necessary financing.

Marketing

We anticipate that we will need to undertake significant marketing efforts in order to attract on-line members of the Indian community to our web site. A successful marketing effort will be essential to our success as our business plan calls for our revenues to be earned from subscription fees, advertising charges and commissions on electronic commerce transactions. It will not be possible for us to earn these revenues if we are not able to attract users to our site.

Our initial marketing focus will be a series of public presentations targeted at the non-resident Indian community. We are planning presentations in cities and countries where there are significant populations of non-resident Indians. We will focus our presentations on making non-resident Indians aware of the unique content of our site. We plan to deliver a comprehensive information kit and CD-ROM to all invitees who sign up as subscribers.

We will also market our web site through on-line advertising on complementary Internet web sites. We may also market our web site through conventional media, such as newspapers and magazines focused on the Indian community, and through advertising mail-outs focused on the non-resident Indian community.

We believe that a successful marketing campaign would increase usage of our web sites, as well as attract advertisers and electronic marketers to our site.

Advertising And Electronic Commerce

We plan to earn revenues from advertising on our web site and from electronic commerce transactions completed between our users and marketers who offer their products and services through our site. Our objective is to develop a network of web sites that will provide a highly targeted platform for advertising and electronic commerce over a broad range of consumer and business topics focused on the Indian community.

We will attempt to establish relationships with advertisers who are prepared to pay for advertising on our site. Our objective will be to offer advertisers a unique opportunity to purchase advertising that is focused on the Indian community. In order to achieve this objective, we anticipate that we will contract with third party auditing companies who will verify usage of our web sites in order that we can substantiate use of our web sites by the Indian
community.   We plan to establish an internal advertising sales force
that will initiate relationships with potential advertisers. We will also consider using third party advertising agencies in order to sell advertising.

We will develop our web site as an electronic commerce platform in order that we can facilitate electronic commerce transactions. We plan to initiate relationships with potential electronic commerce marketers who are seeking to sell goods and services to the Indian community. We will pursue relationships with electronic commerce marketers in which we will enable the marketing and sale of goods and services through our web site in consideration for the payment of a fee or commission by the electronic commerce marketer. We anticipate that any fees or commissions would be payable only upon completion of sales through our web site or as a result of a referral through our web site.

We are also considering the following activities with the objective of earning revenue:

a. Business to consumer e-commerce transactions via on-line malls and stores;

b. Business to business electronic commerce by providing qualified leads to subscribers and sponsors;

c. Consumer to consumer electronic commerce via on-line auction sales and exchange boards;

d.    E-mail notification services to subscribers;

e. Hosting and production of television and radio broadcast over the Internet for subscribers and sponsors which target the overseas Indian community;

f. Personalization of sites for subscribers who want their own personal web site;

g.    Hosting of electronic commerce sites for subscribers.

Offices

We plan to set up the technical office for our IndiaAt.com web site business in Hyderabad, India. We believe that Hyderabad is the best location for our technical office because:

a. Hyderabad is acknowledged as being the main software development center in India.

b. Approximately 63% of the world's overseas Indians residing in the United States come from the State of Andhra Pradesh to which Hyderabad is the capital city. We view this connection between Hyderabad and overseas Indians as being essential as expatriate Indians will be dominant users of the Internet and consumers in the short-term until Internet access within India increases.

c. Our officers and directors have the business connections within the city of Hyderabad necessary to execute our business plan. The business office will be located in Bombay and we plan to evaluate opening additional content development offices to be located in Bombay, Delhi, Calcutta, Madras, and Bangalore. These development offices are essentially for assembling local content for the IndiaAt.com portal and initiating commerce activities with local businesses in these cities and regions.

We may also consider establishing one or more offices in North
America and/ or Europe. Any office outside India would be used primarily for marketing our web site to members of the non-resident Indian community and for promotional purposes.

Web Site Development

We plan to conduct the majority of the technical and content development work in India because of the greater availability and affordability of Indian technical expertise, local content and journalists.

Competition

We will compete for users, advertisers and electronic commerce marketers with a wide range of companies, including:

a.    Internet portal companies, such as Excite, Yahoo and Lycos;

b. Internet search engines and directories, including AskJeeves and LookSmart;

c. On-line content web sites focused on the Indian community, including NRIOL.com, Rediff.com and Indiaabroad.com;

d. Publishers and distributors of conventional media, such as newspapers, magazines, television and radio, which are focused on the Indian community, including Rediff.com, India123.com, IndiaWorld.com and IndiaExpress.com;

e. Web sites maintained by Internet services providers located in India, including VSNL.com and satyam online.com;

f.    General purpose consumer on-line services, including America
      OnLine and MSN.

The presence of established competitors could materially adversely affect our ability to successfully implement our business plan, to attract users and to earn revenues from our web site operations.

We have limited financial, marketing technical and other resources that are necessary to implement our business plan. Many of our current and potential competitors have significantly greater financial, marketing, technical and other resources than we do. Our competitors may be able to devote greater resources to the development, promotion and sale of their web sites than we can. In addition, our competitors may be able to offer the services and information we are planning to provide at prices which are below the prices offered by us or which may be free.

We will also compete with traditional advertising media, such as newspapers, magazines, radio and television, for a share of advertisers' total advertising budgets. If advertisers perceive the Internet or our web sites to be an ineffective or limited as an advertising medium, they may be reluctant to advertise on our site.

Additional factors that will affect our ability to compete against our competitors will include:

a. Our ability to attract members of the on-line Indian community to our web site.
b. Our ability to develop relevant and important content to the Indian community.
c.    Our ability to market our web site to advertisers.
d. Our ability to establish relationships with electronic commerce marketers.
e. Our ability to convince members of the on-line Indian community that our site is of sufficient value to justify payment of a subscription fee by users.

Government Regulation

We anticipate that users from several states and international jurisdictions will access our web site. There is a risk that our activities may thus be the subject of government regulation from multiple jurisdictions in the future or that governments will interpret their laws as having jurisdiction over our business along with others. Applicability of these laws may result in our being prohibited from conducting transactions with users in certain states or countries or that we may have to incur increased expense in order to conduct business with users in certain states or countries.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

As our web site will be available over the Internet in multiple states and foreign countries, and as the users of the web site are resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state or foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our Internet web site business.

Inflation And Foreign Currency Exchange Rate Losses

If we are successful in earning revenues, we anticipate that a significant portion of our revenue will be earned in Indian rupee.
As a result, our revenues may be impacted by fluctuations in value of the Indian rupee relative to the U.S. dollar. In addition, a portion of our monetary assets and liabilities and our accounts payable and operating expenses will be denominated in Indian rupee. Therefore, we are exposed to foreign currency exchange risks. However, while a significant portion of our revenue may be in Indian rupee, a significant portion of our operating expenses will also be in the Indian rupee. As a result, we anticipate that we will not need to try to reduce our exposure to exchange rate fluctuations by using hedging transactions. Notwithstanding these factors, we may experience economic loss and a negative impact on earnings and equity as a result of foreign currency exchange rate fluctuations.


                       PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

A. We plan to establish a technical office in Hyderabad, India by the first quarter of 2001. We anticipate spending approximately $50,000 on establishing our offices over the next twelve months;

B. We plan to complete development of our web site portal and sub-portals as early as possible with the objective of having our Internet portal site and the sub-portals comprising phase one of our business plan in full operation by the first quarter of 2001. We anticipate spending approximately $740,000 on this development over the next twelve months;

C. We plan to commence marketing our web site by the second quarter of 2001 by conducting targeted presentations to groups of non-resident Indians. We also plan to undertake advertising and marketing promotions in both traditional and Internet media
      during the second quarter of 2001.   We anticipate spending
      approximately $300,000 on these marketing expenses over the next twelve months;

D. We plan to commence marketing our web site to advertisers and electronic marketers during the second quarter of 2001. We anticipate spending approximately $1,300,000 on this expense over the next twelve months.

E. We also anticipate spending approximately $75,000 on the purchase of necessary plant and equipment for our business operations over the next twelve months.

We thus anticipate that we will spend approximately $2,465,000 over the next twelve-month period in pursuing our stated plan of operations. Of these anticipated expenditures, we anticipate that approximately $1,760,000 will be spent in the next six months. Our existing cash reserves and the proceeds of this offering of our common stock will be used to finance our plan of operations over the next twelve months. We expect our first revenues during the second quarter of 2001.

To become operational, we are relying upon monies from our existing first round private placement offering. We anticipate taking the following steps at the following costs during the first quarter of 2001:

1.    Completion of Beta version of portal           $50,000

2.    Completion of marketing materials, mailings    $20,000

3.    Subscription sales to test market              $20,000

4.    Completion of sales kit materials              $10,000

5.    Road shows to set-up re-seller network         $30,000


MARKETING PLAN - Description

We plan to set up a worldwide re-seller correspondent channel partner network at various places of concentration of the non-resident
Indians. These resellers would be responsible for:

1.    Selling & expanding our subscriber network;

2.    Developing, obtaining and contributing local content;

3.    Developing local e-commerce partners and products;

4. Executing the portal & sub-portals' e-commerce services fulfillment;

5.    Becoming local guides.

To achieve this we will explore a three-pronged approach:

1.    A direct-mail response program and focused e-mail promotions;

2.    Network marketing techniques;

3.    Road shows.

1. Direct Mail

We will undertake a direct mail marketing program in order to create awareness of our IndiaAt.com websites as well as gather subscriptions in a cost effective manner. We currently have access to a database of more than 500,000 non-resident Indians. In a phased manner, we plan to organize this database geographically and send targeted direct mail pieces to these prospective web site users. We also have access to a database or more than 700 non-resident Indian associations worldwide. Initially we plan to send out a few thousand pieces of very innovative mailers to target what we call opinion leaders of the India Diaspora. It is hoped that this will provide more effective word-of-mouth publicity. A few of these direct pieces have already been designed. Simultaneously we would also run focused e-mail promotions.

2. Network Marketing

Due to the polarized nature of our target audience, the marketing of our portal lends itself to network marketing techniques. From the responses received from the direct mail campaign as well as our network of contacts, we intend to explore the possibility of network marketing for expanding our subscriber networks. Every reseller partner as well as subscribers would be offered attractive commission incentives that they could pass down the line of resellers created by them.

3. Road Shows

Subsequent to the initial response from our subscribers and resellers and our fine tuning the products and services offered on the portal from those responses, the primary vehicle for generating subscriptions and e-commerce leads will be road shows in various parts of the world where there is a significant population of persons of Indian origin. The road shows will involve inviting a few hundred people to a pre-determined venue and presenting the IndiaAt.com
services to them in an audiovisual format.   A comprehensive
information kit including a CD would be presented to all attendees. Initial designs for the information kit have already been made.

The extent of our marketing program and the number of road shows which we will be able to undertake is conditional upon our achieving sufficient funding from sales of our common stock. If we are unable to raise sufficient financing, then we will scale back our marketing program and road shows in order that we have sufficient funds from our financings to pay for our marketing program.

We anticipate that we will hire twelve additional employees over the next twelve-month period in implementing this plan of operations. We expect these employees to include the following positions:

Position
--------

1.    Chief Technical Officer
2.    Director Sales and Marketing/ International
3.    Director of Resource Guides
4.    Web designer
5.    Web developers (four in total)
6.    Data base administrator
7.    Portal project manager

We believe that we will be able to complete our stated plan of operations if we are able to sell all of the shares of our common stock that are offered in this offering. Our actual expenditures and business plan may differ from the stated plan of operations. Our board of directors may decide not to pursue this plan of operations. In addition, we may modify our plan based on the available amount of financing in the event that we cannot sell all of the offered shares of common stock. We do not, however, have any arrangement in place for any debt or equity financing that would enable us to meet our stated plan of operations.

We had cash in the amount of $18,583 on September 30, 2000. We anticipate that our monthly operating expenses will increase to approximately $300,000 per month once we commence implementation of our plan of operations. We also expect that we will expend $75,000 on research and development over the next twelve months. In the event we are not successful in completing any sales of our common stock through in this offering, we anticipate that we could sustain our business operations for less than three months without additional equity financing based on our current cash position and anticipated operating expenses. Due to our lack of operating history and minimal revenues, there exits substantial doubt about our ability to continue as a going concern.

We anticipate continuing operating losses in the foreseeable future. We base this expectation in part on the expectation that we will incur substantial development and operating expenses in completing our stated plan of operations. Our future financial results are also uncertain due to a number of factors, many of which are outside our control. These factors include, but are not limited to:

1. Our ability to develop and implement a web site that is of interest to the resident and non-resident Indian community;

2. Our ability to generate user customer traffic on our web site;

3. Our ability to attract users who are prepared to pay a subscription fee to access our web site;

4. Our ability to attract advertisers who are prepared to pay for advertisements on our web site;

5. Our ability to attract electronic marketers who are prepared to market their goods and services through our web site;

6.    The announcement or introduction of competing web sites;
      and

7. General economic conditions and economic conditions specific to the Internet and electronic commerce.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

                     DESCRIPTION OF PROPERTY

We do not own any real property.
Our personal property presently consists of two
Hewlett Packard personal computer systems.

We have relocated our principal executive offices
to rental property at 810 Peace Portal Drive,
Suite 201, Blaine, WA 98230.  Rent will be
$1,000 per month.   The lease term begins
February 1, 2001 and terminates January 31,
2002.  Our telephone number is 360-332-1752.

Our business operations will continue to be administered from rental property at 68 World
Trade Center, Cuffe Parade, Colaba, Mumbai,
India 400005.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

1.    Any of our directors or officers;
2.    Any person proposed as a nominee for election as a director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
4.    Any of our promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

We acquired our business plan from Mr. Bruce Elliott on September 30, 1999 when we entered into a consulting agreement with Mr. Elliott. Mr. Elliott is our president and a member of our board of directors. The consulting agreement provides that Mr. Elliot will perform the following duties on a full-time basis in his various capacities:

1. Management and supervision of the development, marketing, operations and implementation of the "IndiaAt.com" Internet business;
2. General direction, supervision and management over the business and financial affairs of our corporation;
3.    Report directly to our board of directors; and
4. Such other duties as may be reasonably assigned to him from time to time by or on behalf of the board of directors, provided such duties are within the scope of our business.

The consulting agreement with Mr. Elliott is for a term of three years and may be renewed by consent of the parties. The agreement provides for us to pay US$6,000 per month for Mr. Elliott's services. We may terminate this agreement if Mr. Elliott is in breach of a material agreement term, or may terminate without cause upon payment of $36,000. We may also terminate the agreement by delivery of written notice to Mr. Elliott of our determination not to pursue the IndiaAt.com business. Mr. Elliott may terminate at any time with cause.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 21 registered shareholders.

Stock Option Grants

To date, we have granted options to purchase 750,000 shares of common stock, 700,000 of which have been issued to officers and directors.

Registration Rights

We have not granted registration rights to any persons.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 7,000,000 shares of our common stock will be available for resale to the public after July 24, 2000 in accordance with the volume and trading limitations of Rule 144 of the Act. In addition, 2,000,000 shares of our common stock will be available for resale to the public after November 15, 2000 and 1,000,000 shares of common stock after December 31, 2000, also in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately
      100,000 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 7,000,000 shares that may be sold pursuant to Rule 144 after July 24, 2000.


                      EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation earned for services rendered for our most recent fiscal year ended December 31, 1999 by our chief executive officer and our next four most highly compensated
executive officers.   The summary compensation reflects all
compensation awarded to, earned by, or paid to the officers by any person for all services rendered in all capacities to CrossNet.


                      Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------

                                          Other                            All
                                          Annual                           Other
                                          Com-                             Com-
                                          pen-   Restricted                pen-
                                          sa-    Stock  Options/*  LTIP    sa-
Name        Title    Year Salary    Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------    ----- ------ ------- ------- --------- ----
Bruce      President 1999 $18,000   $0      0       0       0       0        0
Elliott
Director

Yogesh     Chief     1999 $0        $0      0       0       0       0        0
Parekh     Operating
           Officer
           Director

Howard     Secretary 1999 $0        $0      0       0       0       0        0
Thomson    Treasurer
           Director

Logan      Director  1999 $0        $0      0       0       0       0        0
Anderson

Jost       Director  1999 $0        $0      0       0       0       0        0
Steinbruchel

Stock Option Grants

We did not grant any stock options to the executive officers named above during our most recent fiscal year ended December 31,1999. All options are fully vested and are presently exercisable in full. The following table sets forth information with respect to stock options granted to each of the named executive officers since December 31, 1999:


                           Number of  Percentage
                           Securities of Total
                           Underlying Options    Exercise
                           Options    Granted to Price       Expiration
Name                       Granted    Employees  (per Share) Date
----------------------     ---------- ---------  ----------- -----

Bruce Elliott              150,000    20.0%       $2.00      01/31/2003
President and Director

Howard Thomson             100,000    13.3%       $2.00      01/31/2003
Chief Financial Officer
Secretary and Treasurer
Director

Yogesh Parekh              200,000    26.7%       $2.00      01/31/2003
Chief Operating Officer
Director

Logan Anderson             150,000    20.0%       $2.00      01/31/2003
Director

Jost Steinbruchel          100,000    13.3%       $2.00      01/31/2003
Director
-----------------------------------------------------------------------

The percentage of total options is based on options to purchase
750,000 shares of common stock outstanding.

Exercises of Stock Options

None of the options granted to any of the Named Executive Officers have been exercised.

Employment Agreements

As of August 8, 2000, we had five full-time employees, including Mr. Bruce Elliott, our president and a director, Mr. Yogesh Parekh, our chief operating officer and a director, and twelve part-time employees, including Mr. Howard Thomson, our secretary, treasurer and chief financial officer. In addition, Mr. Logan Anderson, one of our directors, provides his services to us as a consultant on a part-time basis.

The services of Mr. Bruce Elliott, our president and a member of our board of directors, are provided pursuant to a consulting agreement dated September 30, 1999. Mr. Elliott was not paid any additional compensation to transfer his business plan. The sole consideration for the transfer was the execution by us of the consulting agreement. The services provided to us by Mr. Elliott include exercising general direction and supervision of our business and financial affairs and managing and supervising the development and marketing of our business. Mr. Elliott provides his services to us on a full-time basis, provided that Mr. Elliott is permitted to attend to the further development and expansion of his World Wide Web Institute business provided that his activities do not conflict with his duties to us. We pay Mr. Elliott a consulting fee of $6,000 per month. Mr. Elliott's consulting agreement is for a three-year term expiring September 30, 2002. We may terminate Mr. Elliott's consulting agreement at our option by payment to Mr. Elliott of an amount equal to $36,000.

Mr. Elliott transferred the business plan for our IndiaAt.com business upon execution of his consulting agreement. The transfer of the business plan by Mr. Elliott to us is absolute and will not revert to Mr. Elliott upon termination of the consulting agreement, other than for termination by us in the event that we decide not to pursue our IndiaAt.com business.

The services of Mr. Yogesh Parekh, our chief operating officer and a member of our board of directors, are provided pursuant to a consulting agreement dated February 1, 2000. The services provided to us by Mr. Parekh include the management and supervision of the development and marketing of our IndiaAt.com business and providing general supervision and management of our day-to-day business operations. Mr. Parekh provides his services to us on a full-time basis. We pay Mr. Parekh a consulting fee of $10,000 per month. Mr. Parekh's consulting agreement is for a two-year term expiring February 1, 2002. We may terminate this consulting agreement at our option by payment to Mr. Parekh of an amount equal to $60,000.

The services of Mr. Howard Thomson, our secretary, treasurer, chief financial officer and a member of our board of directors, are provided pursuant to an employment agreement dated January 1, 2000, as extended by an extension agreement dated January 1, 2001.
The services provided to us by Mr. Thomson include ensuring that our corporate records are properly maintained and supervising and advising on the conduct of our financial affairs and co-ordinating our auditing functions. Mr. Thomson is required to devote approximately 15% of his business time to our business until such time that our positive working capital equals or exceeds $750,000, at which time Mr. Thomson will devote approximately 50% of his business time to our business. We currently pay Mr. Thomson a salary of $1,000 per month. The salary will increase to $4,000 per month upon Mr. Thomson being required to devote 50% of his business time to our business. Mr. Thomson's employment agreement has been extended for an additional two-year term expiring
January 1, 2003. We may terminate the employment agreement at our option at any time upon payment to Mr. Thomson of an amount equal to the greater of $30,000 or an amount equal to six times Mr. Thomson's salary at the date of termination.

The services of Mr. Logan Anderson, a member of our board of directors, are provided pursuant to a consulting agreement dated January 1, 2000, as extended by an extension agreement dated January 1, 2001. The services provided to us by Mr. Anderson include advising our management on our business and financial affairs and advising our management on our overall corporate direction. Mr. Anderson is required to devote approximately 15% of his business time to our business until such time as our positive working capital equals or exceeds $750,000, at which time Mr. Anderson has agreed to devote approximately 50% of his business time to our business. We currently pay Mr. Anderson a consulting fee of $1,000 per month.
This consulting fee will increase to $5,000 per month upon Mr. Anderson being required to devote 50% of his business time to our business. Mr. Anderson's consulting agreement has been extended for an additional two-year term expiring January 1, 2003. We may terminate this consulting agreement at our option at any time upon payment to Mr. Anderson of an amount equal to the greater of $30,000 or an amount equal to six times Mr. Anderson's consulting fee at the date of termination.

We pay to Mr. Jost Steinbruchel, a member of our board of directors, a fee of $1,000 per month in consideration for Mr. Steinbruchel's acting as one of our directors. We do not have a consulting agreement or employment agreement with Mr. Steinbruchel. Any payments to Mr. Steinbruchel would cease upon Mr. Steinbruchel ceasing to act as a director.

Advisors

We have entered into an advisor agreement with Lord Meghnad Jagdishandra Desai. Lord Desai has agreed to advise and provide input to us on the development and marketing of our IndiaAt.com business. Lord Desai will also advise us on the development of sub-portals for our IndiaAt.com business in the areas of finance, politics, sociology and other Indian external and internal affairs. We have agreed to pay to Lord Desai a consulting fee of $2,100 per month. In addition, we have agreed to grant to Lord Desai options to purchase 50,000 shares of our common stock at a price of $2.00 per share.

                       FINANCIAL STATEMENTS

Index to Financial Statements:

1. Report of Independent Auditor

2. Audited Financial Statements for the fiscal year ended
   December 31, 1999:

     a. Balance Sheet

     b. Statement of Operations and Accumulated Deficit

     c. Statement of Changes in Stockholders' Equity

     d. Statement of Cash Flows

     e. Notes to Audited Financial Statements

3. Supplemental Statement:

     a. Statement of Operating Expenses

4. Un-audited Financial Statements for the 9 months ended
   September 30, 2000:

     a. Balance Sheet

     b. Statement of Operations and Accumulated Deficit

     c. Statement of Changes in Stockholders' Equity

     d. Statement of Cash Flows

     f. Notes to Financial Statements

5. Supplemental Statement:

     a. Statement of Operating Expenses

                      CROSSNET VENTURES, INC.

                       FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 AND 1998

                               WITH
               INDEPENDENT AUDITOR'S REPORT THEREON

                  INDEX TO FINANCIAL STATEMENTS
                  -----------------------------

                                                       Page
                                                       ----

Independent Auditor's Report. . . . . . . . . . . . . . 1

Financial Statements:

  Balance Sheet . . . . . . . . . . . . . . . . . . . . 2

  Statement of Operations
    and Accumulated Deficit . . . . . . . . . . . . . . 3

  Statement of Changes in Stockholders' Equity. . . . . 4

  Statement of Cash Flows . . . . . . . . . . . . . . . 5

  Notes to Financial Statements . . . . . . . . . . . . 6-10

Supplemental Statement:

  Statement of Operating Expenses . . . . . . . . . . . 12

                  INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Crossnet Ventures, Inc.

We have audited the accompanying balance sheet of Crossnet Ventures, Inc., a development stage company, as of December 31, 1999 and 1998, and the related statements of operations and accumulated deficit, changes in stockholders' equity, and statement of cash flows for the periods then ended. These financial statements are the responsibility of Crossnet Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossnet Ventures, Inc. as of December 31, 1999 and 1998, and the results of its operations, changes in stockholders' equity and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of operating expenses is presented for the purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Sarna & Company

Sarna & Company
Westlake Village, California
January 20, 2000

                     CROSSNET VENTURES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET


                                  ASSETS
                                                    DECEMBER 31,
                                                    ------------
                                                1999            1998
                                                ----            ----

Current Assets
  Cash                                    $  637,590      $        0
                                          ----------      ----------
Total Current Assets     		         637,590               0

Other Assets
  Domain Names                                 2,000               0
     Net Property and Equipment                2,000               0


TOTAL ASSETS                              $  639,590      $        0
                                          ==========      ==========


                   LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
    Total Current Liabilities             $    2,400      $        0

Stockholders' Equity
  Common Stock, $0.001 par value
    100,000,000 shares authorized,
    10,000,000 shares issued                  10,000               0
  Additional Paid In Capital                 687,000               0
  Accumulated deficit                        <59,810>              0
                                          ----------      ----------
Total Stockholders' Equity                   637,190               0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $  639,590      $        0


                See Notes to Financial Statements
                                2

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT



                                            Year              Inception
                                           Ended            11/10/98 to
                                        12/31/99               12/31/98
                                      ----------            -----------

Revenues                               $       0            $         0

Operating Expenses                       <59,810>                     0
                                       ---------            -----------

Loss Before Provision for                <59,810>                     0
  Income Taxes

Provision for Income Taxes                    <0>                     0
                                       ---------            -----------

Net Loss                                 <59,810>                     0

Deficit, December 31, 1998                    <0>                     0

Accumulated Deficit, December 31, 1999 $ <59,810>           $         0
                                       =========            ===========


Net Loss per Share                     $   <0.09>           $         0
                                       =========            ===========

Weighted Average Shares Outstanding    5,621,951                      0
                                       =========            ===========


                See Notes to Financial Statements
                                3

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   Total
                        Common Stock     Additional  Accumulated   Stock-
                                 Dollar  Paid in     Deficit       holders'
                        Shares   Amount  Capital                   Equity
                        ------   ------  ----------  -----------   --------
Balances
  December 31, 1998       ----   $ ----  $     ----  $      ----   $   ----


Common Stock Issued
  First Offering
  July 16,1999
  $.001 per share    7,000,000    7,000        ----         ----      7,000


Common Stock Issued
  Second Offering
  November 17,1999
  $.02 per share     2,000,000    2,000      38,000         ----     40,000

Common Stock Issued
  Third Offering
  December 31, 1999
  $.65 per share     1,000,000    1,000     649,000         ----    650,000


Net Loss
  Period Ended
  December 31, 1999       ----     ----        ----      (59,810)   (59,810)
                     ------------------------------------------------------


Balances
  December 31, 1999 10,000,000 $ 10,000   $ 687,000    $ (59,810) $ 637,190
                    =======================================================


               See Notes to Financial Statements
                               4

                     CROSSNET VENTURES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS

                                                    Year     Inception
                                                    Ended   11/10/98 to
                                                  12/31/99    12/31/98
                                                  --------    --------

Cash Flows from Operating Activities:

 Net Loss                                        $ <59,810>   $      0
 Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities
     Increase <Decrease> in:
         Accounts Payable and
           Accrued Expenses                          2,400           0
                                                 ---------    --------

           Net Cash Used by Operating Activities   <57,410>          0

Cash Flows from Investing Activities:

 Domain Names                                    $ < 2,000>  $       0
                                                 ---------   ---------

   Net Cash Used by Investing Activities           < 2,000>          0

Cash Flows from Financing Activities:

 Net Proceeds from the Issuance of
   Common Stock                                    697,000           0

   Net Cash Provided by Financing Activities       697,000           0
                                                 ---------   ---------

Net Increase in Cash                               637,590           0

Cash at Beginning of Period                              0           0
                                                 ---------    --------

Cash at End of Period                            $ 637,590    $      0
                                                 =========    ========


Supplemental Disclosure: None

                See Notes to Financial Statements

                       CROSSNET VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

General
-------
Crossnet Ventures, Inc. (the "Company") was originally incorporated on November 10, 1998 in the state of Nevada.

The Company is engaged in the acquisition and development of a proprietary commercial web site located at "www.indiaat.com". Through its website, the Company plans to be the leading portal for access to all information regarding India and it's people. Crossnet Ventures, Inc. plans to earn revenues from advertising generated on this site, electronic commerce transactions, and user subscription fees.

Basis of Presentation
---------------------
The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates
----------------
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Functional Currency
-------------------
Accounts denominated in foreign currencies have been remeasured into the functional currency in accordance with Statement of Financial
Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", using the U.S. dollar as the functional currency.

Foreign currency translation gains or losses are included in net income.


Development Stage Company
-------------------------
Crossnet Ventures, Inc. meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
              NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Pro Forma Compensation Expense
------------------------------
Crossnet Ventures, Inc. accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based
Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by Crossnet Ventures, Inc.
Accordingly, no pro forma compensation expense is reported in these financial statements.

Depreciation, Amortization and Capitalization
---------------------------------------------
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).
Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income. Depreciation and amortization were not recorded at December 31,1999 as the Company's assets were not at the point of being ready for their intended use.

Income Taxes
------------
The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

                       CROSSNET VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
               NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Fair Value of Financial Instruments
-----------------------------------
Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Per Share Information
---------------------
The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

Year 2000 Compliance
--------------------
The Year 2000 issue is the result of computer programs having been written using two digits (rather than four) to define years. Computers or other equipment with date-sensitive software may recognize "00" as 1900 rather than 2000. This could result in system failures or miscalculations. If the Company or significant customers, suppliers or other third parties fail to correct Year 2000 issues, the Company's ability to operate could be affected.

The following disclosure is pursuant to the Year 2000 Readiness and Disclosure Act.

Crossnet Ventures' Year 2000 program is designed to minimize the possibility of Year 2000 interruptions. Any such interruption may have a material adverse impact on the Company's future operating results.
In 1999, the Company established procedures to identify and assess systems and processes vulnerable to Year 2000 problems. The Company also developed procedures to monitor levels of compliance within its stated goals of compliance.

                       CROSSNET VENTURES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
              NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

In each area of vulnerability, various testing and readiness methodologies are being used to identify and correct suspect systems, processes or supplier interfaces. The Company has met its Year 2000 compliance goals prior to December 31, 1999.

Recently Issued Accounting Pronouncements
-----------------------------------------

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.


NOTE 2 - PROVISION FOR INCOME TAXES
-----------------------------------

The provision for income taxes for the period ended December 31, 1999 represents the minimum state income tax expense of the Company, which is not considered significant.


NOTE 3 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Management Consulting Agreements
--------------------------------

The Company currently has a management consulting agreement with an individual to perform the duties of President and Chief Executive
Officer.  The term of the agreement is for 3 years at $6,000 per month.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)


Litigation
----------
The Company is not presently involved in any litigation.


NOTE 4 - SUBSEQUENT EVENT
-------------------------

On January 1, 2000, the Company entered into an employment agreement with a Director of the Company to perform the duties of Secretary, Treasurer, and Chief Financial Officer. The term of this agreement is 1 year, at a salary of $1,000 per month, until such occasion the amount of time devoted to the company increases to 50% of the employee's business time, upon which the salary will increase to $4,000 per month.

On January 1, 2000, the Company entered into an additional consulting agreement with a Director of the Company to advise management of the Company's business and financial affairs. The term of this agreement is 1 year, at a consulting fee of $1,000 per month, until such occasion the amount of time devoted to the company increases to 50% of the consultant's business time, upon which the consulting fee will increase to $5,000 per month.

                      SUPPLEMENTAL STATEMENT

                      CROSSNET VENTURES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF OPERATING EXPENSES


                                       Year           Inception
                                       Ended         11/10/98 to
                                      12/31/99        12/31/98
                                      --------        --------

Operating Expenses

  Accounting                          $  2,485        $      0
  Bank Charges                             124               0
  Legal Fees                             6,155               0
  Licensing Fees                        10,000               0
  Office Supplies                           82               0
  Project Management                    18,000               0
  Start-up costs expensed		    10,000               0
  Market Research                       12,964               0
                                      --------        --------

Total Operating Expenses		  $ 59,810        $      0
                                      ========        ========


                See Notes to Financial Statement
                                12

                     CROSSNET VENTURES, INC.

                      FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2000

                  INDEX TO FINANCIAL STATEMENTS
                  -----------------------------

                                                     Page
                                                     ----

Accountant's Review Report. . . . . . . . . . . . . . . 1

Financial Statements:

  Balance Sheet . . . . . . . . . . . . . . . . . . . . 2

  Statement of Operations
    and Accumulated Deficit . . . . . . . . . . . . . . 3

  Statement of Changes in Stockholders' Equity. . . . . 4

  Statement of Cash Flows . . . . . . . . . . . . . . . 5

  Notes to Financial Statements . . . . . . . . . . . . 6-10

Supplemental Statement:

  Statement of Operating Expenses . . . . . . . . . . . 12

                 ACCOUNTANTS' REVIEW REPORT
                 --------------------------


To the Board of Directors
Crossnet Ventures, Inc.

We have reviewed the accompanying balance sheet of Crossnet Ventures, Inc., a development stage company, as of September 30, 2000 and 1999, and the related statements of operations and accumulated deficit, changes in stockholders' equity, and statement of cash flows for the nine months then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Crossnet Ventures, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The supplemental statement of operating expenses is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

Sarna & Company
Westlake Village, California
December 14, 2000

                        CROSSNET VENTURES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET


                                ASSETS

                                                 SEPTEMBER 30
                                                 ------------
                                             2000            1999
                                             ----            ----

Current Assets
  Cash                                 $   18,583      $   30,227
  Notes Receivable                        250,000               0
                                       ----------      ----------
Total Current Assets                      268,583          30,227

Property and Equipment
  Computer Equipment                       47,311               0
  Office Furniture                          3,659
    Less Accumulated Depreciation          <5,915>              0
                                       ----------      ----------
     Net Property & Equipment              45,055               0
Other Assets
  Domain Names                              3,190               0
                                       ----------      ----------
     Net Other Assets                       3,190               0

TOTAL ASSETS                           $  316,828      $   30,227
                                       ==========      ==========


LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
  Accounts Payable and Accrued
    Expenses                           $   36,834      $        0
                                       ----------      ----------
     Total Current Liabilities             36,834               0


Stockholders' Equity
  Common Stock, $0.001 par value
    100,000,000 shares authorized,
    10,000,000 and 7,000,000 shares
      issued                               10,000           7,000
  Additional Paid In Capital              687,000          30,350
  Accumulated deficit                    <417,006>         <7,123>
                                       ----------      ----------
     Total Stockholders' Equity           279,994          30,227

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                   $  316,828      $   30,227

                    See Notes to Financial Statements
                                     2

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT



                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30
                                                 2000              1999
                                                 ----              ----

Revenues                                  $         0       $         0

Operating Expenses                           <368,358>           <7,123>
                                          -----------       -----------
Loss Before Other Income                     <368,358>           <7,123>

Other Income
   Foreign Currency Exchange                    2,171                 0
   Interest                                     8,991                 0
                                          -----------       -----------
Loss Before Provision for                    <357,196>           <7,123>
   Income Taxes

Provision for Income Taxes                         <0>                0
                                          -----------       -----------
Net Loss                                     <357,196>           <7,123>

Accumulated Deficit, Beginning of Period      <59,810>                0
                                          -----------       -----------

Accumulated Deficit, End of Period        $  <417,006>      $    <7,123>
                                          ===========       ===========


Net Loss per Share                        $     <0.04>      $         0
                                          ===========       ===========
Weighted Average Shares Outstanding         9,250,000         7,000,000
                                          ===========       ===========


                    See Notes to Financial Statements
                                     3

                           CROSSNET VENTURES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY




                                                                    Total
                         Common Stock     Additional  Accumulated   Stock-
                                  Dollar  Paid in     Deficit       holders'
                         Shares   Amount  Capital                   Equity
                         ------   ------  ----------  -----------   --------
Balances
  December 31, 1998        ----   $ ----  $     ----  $      ----   $   ----

Common Stock Issued
  First Offering
  July 16,1999
  $.001 per share     7,000,000    7,000        ----         ----      7,000

Common Stock Issued
  Second Offering
  November 17,1999
  $.02 per share      2,000,000    2,000      38,000         ----     40,000

Common Stock Issued
  Third Offering
  December 31, 1999
  $.65 per share      1,000,000    1,000     649,000         ----    650,000


Net Loss
  Period Ended
  December 31, 1999        ----     ----        ----      (59,810)   (59,810)
                     -------------------------------------------------------
Balances
  December 31, 1999  10,000,000   10,000     687,000      (59,810)   637,190
                     -------------------------------------------------------
Net Loss
  Period Ended
  September 30, 2000       ----     ----        ----     (357,196)  (357,196)
                     -------------------------------------------------------
Balances
  September 30, 2000 10,000,000 $ 10,000  $  687,000    $(417,006) $ 279,994
                     =======================================================

               See Notes to Financial Statements
                               4

                    CROSSNET VENTURES, INC.
                 (A DEVELOPMENT STAGE COMPANY)
                    STATEMENT OF CASH FLOWS

                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30
                                                 2000              1999
                                                 ----              ----

Cash Flows from Operating Activities:

 Net Loss                                   $<357,196>        $  <7,123>
 Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities
     Depreciation                               5,915                 0
    <Increase> Decrease in:
         Notes Receivable                    <250,000>                0
     Increase <Decrease> in:
         Accounts Payable and
           Accrued Expenses                    34,434                 0
                                            ---------         ---------
           Net Cash Used by Operating
             Activities                      <566,847>           <7,123>

Cash Flows from Investing Activities:
 Acquisition of Computer Equipment          $ <47,311>                0
 Acquisition of Office Furniture               <3,659>                0
 Acquisition of Domain Names                   <1,190>        $       0
                                            ---------         ---------
   Net Cash Used by Investing Activities      <52,160>                0

Cash Flows from Financing Activities:
 Additional Paid In Capital and
  Proceeds from Issuance of Common Stock            0            37,350
   Net Cash Provided by Financing           ---------         ---------
     Activities                                     0            37,350
                                            ---------         ---------
Net Decrease in Cash                         <619,007>           30,227

Cash at Beginning of Period                   637,590                 0
                                            ---------         ---------
Cash at End of Period                       $  18,583         $  30,227
                                            =========         =========

Supplemental Disclosure: None


                 See Notes to Financial Statements

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

General
-------
Crossnet Ventures, Inc. (the "Company") was originally incorporated on November 10, 1998 in the state of Nevada.

The Company is engaged in the acquisition and development of a proprietary commercial web site located at "www.indiaat.com". Through its website, the Company plans to be the leading portal for access to all information regarding India and it's people. Crossnet Ventures, Inc. plans to earn revenues from advertising generated on this site, electronic commerce transactions, and user subscription fees.

Basis of Presentation
---------------------
The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates
----------------
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Functional Currency
-------------------
Accounts denominated in foreign currencies have been remeasured into the functional currency in accordance with Statement of Financial
Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", using the U.S. dollar as the functional currency.

Foreign Currencies
------------------
Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Revenue and expenses are translated at average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are included in other income.

Development Stage Company
-------------------------
Crossnet Ventures, Inc. meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Pro Forma Compensation Expense
------------------------------
Crossnet Ventures, Inc. accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based
Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by Crossnet Ventures, Inc.
Accordingly, no pro forma compensation expense is reported in these financial statements.

Depreciation, Amortization and Capitalization
---------------------------------------------
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).
Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income. Depreciation and amortization were not recorded at March 31, 2000 as the Company's assets were not at the point of being ready for their intended use.

Impairment of Long-Lived Assets
-------------------------------
The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future non-discounted cash flows attributable to such assets.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Income Taxes
------------
The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments
-----------------------------------
Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Earnings Per Share Information
------------------------------
The Company computes basic earnings per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period. Common share equivalents are not included in this calculation if the effect of their inclusion is anti-dilutive.

Advertising Expense
-------------------
The company recognizes advertising expenses when incurred in accordance with SOP 93-7 "Reporting on Advertising Costs." As such, the Company expenses the cost of producing advertisements at the time the production occurs, and expenses the costs of communicating advertising in the period in which the advertising space or airtime is used.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Comprehensive Income
--------------------
Effective at inception, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. At September 30, 2000 and 1999, the Company did not have transactions that were required to be reported in comprehensive income.

Recently Issued Accounting Pronouncements
-----------------------------------------

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

Capitalized Software
--------------------
Effective at inception, the Company has adopted the provisions of SOP No. 98-1, "Software for Internal Use", issued by the American Institute of Certified Public Accountants. Accordingly the Company has capitalized computer software costs incurred during the application development stage in accordance with this standard. These capitalized costs consist primarily of direct materials, services and payroll related costs associated with coding, installation to hardware and testing of the Company's software. Costs incurred subsequent to the Company's application development stage to enhance, manage, monitor and operate the Company's website are expensed as incurred.

NOTE 2 - PROVISION FOR INCOME TAXES
-----------------------------------

The provision for income taxes for the period ended September 30, 2000 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 3 - NOTES RECEIVABLE
-------------------------

Demand notes receivable consist of investments made at an interest rate of 10%. The balance at December 14, 2000 is $90,000 plus interest.

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Management Consulting Agreements
--------------------------------
The Company currently has a management consulting agreement with an individual to perform the duties of President and Chief Executive
Officer.  The term of the agreement is for 3 years at $6,000 per month.

On January 1, 2000, the Company entered into an employment agreement with a Director of the Company to perform the duties of Secretary, Treasurer, and Chief Financial Officer. The term of this agreement is 1 year, at a salary of $1,000 per month, until such occasion the amount of time devoted to the company increases to 50% of the employee's business time, upon which the salary will increase to $4,000 per month.

On January 1, 2000, the Company entered into an additional consulting agreement with a Director of the Company to advise management of the Company's business and financial affairs. The term of this agreement is 1 year, at a consulting fee of $1,000 per month, until such occasion the amount of time devoted to the company increases to 50% of the consultant's business time, upon which the consulting fee will increase to $5,000 per month.

On February 1, 2000, the Company entered into an additional consulting agreement with a Chief Operating Officer to advise management of the day-to-day business operations. The term of this agreement is 2 years, at a consulting fee of $10,000 per month.

Litigation
----------
The Company is not presently involved in any litigation.

                     SUPPLEMENTAL STATEMENT

                      CROSSNET VENTURES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF OPERATING EXPENSES


                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30
                                                 2000              1999
                                                 ----              ----

Operating Expenses

  Accounting                                $   8,430         $       0
  Bank Charges                                  1,460                38
  Consulting                                   17,478                 0
  Depreciation                                  5,915                 0
  Director Fees                                17,000                 0
  Legal Fees                                   40,841             7,085
  Marketing                                     4,128                 0
  Office Expense                                  166                 0
  Project Management                          142,000                 0
  Promotion                                       200                 0
  Rent                                          9,756                 0
  Salaries                                     10,832                 0
  Telephone                                     5,533                 0
  Travel                                       75,210                 0
  Web Site & Design                            29,409                 0
                                            ---------         ---------

Total Operating Expenses                    $ 368,358         $   7,123
                                            =========         =========


                See Notes to Financial Statement
                               12

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                      AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of CrossNet. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $   1,002
Federal Taxes                                               $     NIL
State Taxes and Fees                                        $     NIL
Transfer Agent Fees                                         $     500
Accounting fees and expenses                                $   2,500
Legal fees and expenses                                     $  30,000
Blue Sky fees and expenses                                  $   5,000
Miscellaneous                                               $   1,500
                                                            ---------
Total                                                       $  40,002
                                                            =========
------------------------------------------------------------------------

All amounts are estimates other than the Commission's registration fee.

We will pay all expenses of the offering listed above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 7,000,000 common shares of our common stock on July 24, 1999 at a price of $0.001 per share to Mr. Logan Anderson, Mr. Jost Steinbruchel and Mr. Elliott. Mr. Anderson, Mr. Steinbruchel and Mr. Elliott are each directors of our company. The total proceeds of this sale were $7,000. Mr. Elliott is our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. The 7,000,000 shares of common stock are "restricted" shares, as defined in the Securities Act. Mr. Elliott was issued 3,000,000 shares and Mr. Steinbruchel was issued 200,000. Mr. Anderson was issued 3,800,000 shares and subsequently transferred 2,000,000 shares to Mr. Yogesh Parekh, a director and our chief operating officer, at a price of $0.001 per share.

We completed an offering of 2,000,000 shares of our common stock to nine purchasers at a price of $0.02 per share on November 15, 1999. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward their distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The Registrant completed the issue of 1,000,000 common shares to a total of nine purchasers pursuant to Regulation S of the Securities Act on December 31, 1999. Each purchaser represented to us that the purchaser was a non-U.S. person as defined in the regulation. We did not engage in distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view to their distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27.  EXHIBITS.

EXHIBIT
NUMBER        DESCRIPTION
-------       --------------------

3.1           Articles of Incorporation
3.2           By-Laws
4.1           Share Certificate
4.2           Form of Subscription Agreement
5.1           Opinion of Cane & Company, LLC, with consent to use
10.1          Consulting Contract between the Company and Mr. Bruce
                Elliott
10.2          Consulting Contract between the Company and Mr. Logan
                Anderson
10.3          Consulting Contract between the Company and Mr. Howard
                Thomson
10.4          Consulting Contract between the Company and Mr. Yogesh
                Parekh
10.5          Consulting Contract between the Company and Lord
                Meghnad Jagdishandra Desai
10.6	        Extension Agreement with Mr. Logan Anderson
10.7	        Extension Agreement with Mr. Howard Thomson
23.1          Consent of Sarna & Company for use of Audited Financial
                Statements
27.1          Financial Data Schedule

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     * To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     * To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     * To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Geneva, Country of Switzerland on January 25, 2001.

                                    CROSSNET VENTURES, INC.

                                        /s/ Bruce Elliott
                                    By: __________________________
                                        Bruce Elliott, President

                       POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Bruce Elliott, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE               CAPACITY IN WHICH SIGNED            DATE


/s/ Bruce Elliott       President and Chief Executive       January 25, 2001
------------------      Officer (Principal Executive
Bruce Elliott           Officer) and Director

/s/ Howard Thomson      Chief Financial Officer (Principal  January 25, 2001
------------------      Financial/Accounting Officer) and
Howard Thomson          Director

/s/ Yogesh Parekh       Chief Operating Officer and         January 25, 2001
------------------      Director
Yogesh Parekh

/s/ Logan Anderson                                          January 25, 2001
-------------------     Director
Logan Anderson

/s/ Jost Steinbruchel                                       January 25, 2001
-------------------     Director
Jost Steinbruchel